                                                                    Exhibit 99.1

                       [CanArgo Energy Corporation LOGO]

                 FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

February 28th, 2003

                      CANARGO ANNOUNCES PRELIMINARY 2002 YEAR END RESULTS

Oslo, Norway - CanArgo Energy Corporation (OSE: CNR, OTCBB: GUSH) is pleased to report preliminary results for the year ended December 31, 2002. CanArgo's preliminary net loss for the year ended December 31, 2002 was $5.3 million ($0.06 per share) down from $13.2 million ($0.16 per share) for 2001.

Preliminary operating revenues (excluding refining revenues) improved by 22% for the year ended 31 December, 2002, reflecting improved oil and gas sales and additional other income from provision of drilling services in Georgia. There was no refining revenue during the year following suspension of activity in 2001.

Excluding write-down of oil and gas properties and other assets, CanArgo's preliminary net Operating Loss from Continuing Operations for the year ended December 31, 2002 was $3.4 million down from a net Operating loss from Continuing Operations of $4.9 million for the year ended December 31, 2001. A further improvement would be expected in 2003 as the effects of a cost reduction programme implemented in the last quarter of 2002 become apparent.

Based on preliminary reserve estimates for the Ninotsminda Field, CanArgo has recorded a write-down of oil and gas properties of $1.6 million. In 2002, CanArgo increased its interest in the Norio and North Kumisi Production Sharing Agreement ("Norio") from 50% to 64.2% through a farm-in to the MK72 exploration well and capitalisation of debt. As a result of the finalisation of respective equity interest, CanArgo's interest was adjusted to reflect its share of the carrying net asset value of Norio, and in accordance with US accounting rule SAB 51, CanArgo has recorded a "non-operating" loss of $0.4 million in other expenses.

During the year, CanArgo approved plans to sell its 50% interest in its retail operation, CanArgo Standard Oil Products (CSOP), and to dispose of its mobile 3 megawatt duel fuel power plant (generator). The proceeds from these sales will provide finance for Georgian and Ukrainian development projects. The assets and liabilities of CSOP and the generator have been classified as "Assets held for sale" and "Liabilities held for sale" for all periods presented. The results of operations of CSOP have been classified as discontinued, net of taxes and minority interest for all periods presented.

Review of Operations

The Company's main production asset is the Ninotsminda field in Georgia. Net annual oil production after local taxes from Ninotsminda to CanArgo for 2002 was 189,987 barrels with field production currently being stable. Drilling has now commenced on a new horizontal well N4H. The well is being drilled into the central area of the Middle Eocene reservoir, which is more highly fractured, and where production rates in the past have been higher. It is being deviated between the N4 and N49 wells that have been two of the field's better producers in the past. The Ninotsminda Field is a fractured reservoir, which is best exploited through horizontal drilling, as demonstrated by the previous horizontal well, N98H. The N4H well is currently horizontal and it is planned to drill the horizontal section for a total distance of some 740 metres.

In 2002, following the withdrawal of the US power company AES from CanArgo's exploration programme, it was decided to suspend the two exploration wells, MK72 and M11, focusing the Company's resources on increasing oil production through horizontal drilling on Ninotsminda, and finding new partners for the exploration programme. Initial interest has been positive and the company is optimistic that suitable partners will be found.

The Norio oil exploration well (MK72), was cased at a depth of 2,932 metres in the Lower Sarmatian. The well is targeting a large structure in the Middle Eocene, which is potentially an analogue of the nearby Samgori oilfield, from which some 180 million barrels of oil have been recovered at production rates up to 70,000 barrels per day. A velocity survey was performed at the current depth to allow a review and calibration of seismic data in the drilled section, with the current interpretation predicting the target zone at approximately 4,200 metres. CanArgo successfully increased its equity interest in CanArgo Norio Ltd, the subsidiary which owns the license to the Norio Block, from 50% to 64.2% through its funding of well MK72 to date. Also, CanArgo Norio Limited has successfully won the tender for the oil and gas exploration and production rights to Block XIG (Tbilisi) and Block XIH (Rustavi) in Eastern Georgia. The Production Sharing Agreement is currently being negotiated. The Manavi gas exploration well (M11) was cased at a depth of 4,182 metres at the top of the Middle Eocene. The well is targeting a large structure in the Cretaceous with the potential for over 1 trillion cubic feet of gas condensate.

The initial testing programme on the N100 exploration oil discovery was completed. Although oil was recovered, production rates were deemed to be non-commercial at this stage. The Company is still considering several options to enhance productivity, including fracture stimulation of the well in light of the positive results of injectivity testing and data obtained whilst drilling. Additionally, the well could provide a potential site for a future horizontal sidetrack following the results of well N4H, the new horizontal well. N100 has now been suspended pending further technical review. The well was drilled to 4,927 metres reaching total depth in the Lower Eocene / Paleocene section.

In October 2002 CanArgo announced that it has agreed binding terms for the sale of its interest in its Georgian gasoline station business, CanArgo Standard Oil Products ("CSOP"), for a cash consideration of US$ 4 million. A US investment company has agreed to purchase CanArgo's entire holding in CSOP, with legal ownership being transferred once all funds are received. Under the terms of the agreement a non-refundable deposit of $1 million has been paid with the balance of $3 million due in August, 2003. The sale of CSOP provides a significant investment return on the disposal of this non-core asset, which represents only a small part of CanArgo's asset base. CanArgo's investment to date in CSOP has been US$ 1.94 million, made since April 2000, with the majority of funds being invested during 2001.

In Ukraine in September 2002 CanArgo announced that it has agreed terms with Ukrnafta, the Ukrainian State Oil Company, on revisions to the existing Joint Investment Production Activity ("JIPA") Agreement for the incremental development of the Bugruvativske Field, and has also reached agreement with a local Ukrainian oil company on the terms of a farm-in to the JIPA.

Under the terms of the farm-in agreement, CanArgo's Ukrainian partner will invest approximately $3 million in the Bugruvativske field over the course of the next 7 months in order to drill two new horizontal wells and they will bear the financial risk under the JIPA during this period. The first investment was made in December 2002. CanArgo can match up to the $3 million invested by its partner, prior to 31 December 2003, and if it does so in full would own a 34.5% interest in the JIPA.

In west Ukraine oil production remains steady at approximately 470 barrels per day (plus associated gas) from the Stynawske oilfield following the initial workover programme carried out by the joint venture Boryslaw Oil Company (BOC). CanArgo has now been fully repaid the loan it guaranteed to fund this programme. BOC is currently in negotiations with the Ukrainian licensing authorities concerning a forward work programme for the field, and an extension to the licence agreement.

CanArgo has also recently announced that, following its participation in the first International Bid Round in Syria, it has won exclusive rights to negotiate a Production Sharing Contract (PSC) for Block XIX in southern Syria. These negotiations have now commenced, and award of the PSC is subject to satisfactory conclusion of these negotiations and ratification of the PSC by the Syrian Parliament. The block comprises 6,000 km(2) of under-explored acreage in the Sirhan Basin in the south of the country, bordering Jordan. There are two oil and gas plays in the block, one Paleozoic and one Mesozoic; these plays have been successfully exploited in both western Iraq and more recently in neighbouring north-eastern Jordan. On the successful signing of the PSC it is planned to acquire seismic data during an initial period in order to identify leads prior to committing to an exploration drilling programme. CanArgo is seeking suitable partners to work with on this PSC.

Dr David Robson, Chairman and Chief Executive Officer of CanArgo Energy Corp said, "2002 has been a challenging year but we are pleased at the value we have realised by selling our holding of CSOP, increasing our equity in Norio, progressing our Ukrainian production projects and moving ahead with further development activity on Ninotsminda. The funds from the sale of CSOP will make a significant cash boost to the company, allowing us to invest further in our core business of oil and gas production. Current production from Ninotsminda is steady, and we look forward to increasing this production through our horizontal programme. In the latter part of 2002 we began implementing a cost reduction programme in the UK and in Georgia, and further reductions will be implemented shortly. We expect to see the effects of this cost-cutting in the second quarter of 2003 with a significant reduction in G&A costs, direct project costs and field operating expenses. The agreements on the Ukrainian Bugruvativske project allow this project to be progressed with outside investment, and with our partner bearing the initial financial risk. We will continue to seek farm-in partners for our two high potential exploration wells that we have suspended. These remain very good prospects. Additionally the Syria project offers us the chance to diversify our asset base and expand into a prolific hydrocarbon-producing area."

CanArgo Energy Corporation is an independent oil and gas exploration and production company. CanArgo's principal oil and gas operations are located in the republic of Georgia and Ukraine.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results anticipated herein will be attained.


For further information, contact:

Julian Hammond
Investor Relations
CanArgo Energy Corporation
Tel: +44 (0) 20 7808 4700
Fax: +44 (0) 20 7808 4747

E-mail: info@canargo.com
web:    www.canargo.com

                           CANARGO ENERGY CORPORATION
             PRELIMINARY RESULTS FOR THE YEAR AND THREE MONTH PERIOD
                        ENDED DECEMBER 31 DECEMBER, 2002

CONSOLIDATED STATEMENT OF OPERATIONS
EXPRESSED IN UNITED STATES DOLLARS


                                                             UNAUDITED                         UNAUDITED
                                                     ----------------------------    ----------------------------
                                                         THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                         2002             2001             2002            2001
                                                     ------------    ------------    ------------    ------------
Operating Revenues from Continuing Operations:
  Oil and gas sales                                  $  1,003,351    $    147,393    $  4,163,201    $  3,967,078
  Refining                                                   --           614,117            --         2,595,763
  Other                                                    14,588         608,032       1,412,741         608,032
                                                     ------------    ------------    ------------    ------------
                                                        1,017,939       1,369,542       5,575,942       7,170,873
                                                     ------------    ------------    ------------    ------------

Operating Expenses:
  Field operating expenses                                396,614           1,974       1,537,917       1,568,011
  Purchases of crude oil and products                        --         1,123,547            --         1,451,083
  Refinery operating expenses                                --           (55,794)           --           791,139
  Direct project costs                                    270,380         363,593       1,428,638       1,300,423
  Selling, general and administrative                     948,310       1,052,880       3,652,262       3,741,826
  Depreciation, depletion and amortization                715,594         725,505       2,316,921       3,249,962
  Impairment of oil and gas properties                  1,600,000       7,300,000       1,600,000       7,300,000
  Impairment of other assets                                 --         3,859,795            --         3,859,795
  Loss on disposition of assets                            10,725          16,130          10,725          16,130
                                                     ------------    ------------    ------------    ------------
                                                        3,941,623      14,387,630      10,546,463      23,278,369
                                                     ------------    ------------    ------------    ------------

OPERATING LOSS FROM CONTINUING OPERATIONS              (2,923,684)    (13,018,088)     (4,970,521)    (16,107,496)
                                                     ------------    ------------    ------------    ------------

Other Income (Expense):
  Interest, net                                               703          (4,614)         32,413         642,216
  Other                                                    69,538        (113,527)       (654,850)        (74,796)
  Equity income from investments                          (50,425)       (234,292)         86,059        (160,000)
                                                     ------------    ------------    ------------    ------------
TOTAL OTHER INCOME (EXPENSE)                               19,816        (352,433)       (536,378)        407,420
                                                     ------------    ------------    ------------    ------------

NET LOSS BEFORE MINORITY INTEREST                      (2,903,868)    (13,370,521)     (5,506,899)    (15,700,076)
Minority interest in income (loss) of consolidated
subsidiaries                                               10,286       1,954,500           7,986       2,138,163
                                                     ------------    ------------    ------------    ------------

NET LOSS FROM CONTINUING OPERATIONS                  $ (2,893,582)   $(11,416,021)   $ (5,498,913)   $(13,561,912)
                                                     ============    ============    ============    ============
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
NET OF TAXES AND MINORITY INTEREST                         (2,178)        214,559         171,212         343,566
                                                     ------------    ------------    ------------    ------------

NET LOSS                                               (2,895,760)    (11,201,462)     (5,327,701)    (13,218,346)
                                                     ============    ============    ============    ============
OTHER COMPREHENSIVE INCOME:
  Foreign currency translation                            (93,270)           --             4,668            --
                                                     ------------    ------------    ------------    ------------

COMPREHENSIVE LOSS                                   $ (2,989,030)   $(11,201,462)   $ (5,323,033)   $(13,218,346)
                                                     ============    ============    ============    ============

  Weighted average number of
  common shares outstanding                            97,356,206      92,008,446      96,643,744      83,869,579
                                                     ------------    ------------    ------------    ------------

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
  - from continuing operations                       $      (0.03)   $      (0.12)   $      (0.06)   $      (0.16)
  - from discontinued operations                     $      (0.00)           0.00    $       0.00            0.00
                                                     ------------    ------------    ------------    ------------

NET LOSS PER COMMON SHARE - BASIC AND DILUTED        $      (0.03)   $      (0.12)   $      (0.06)   $      (0.16)
                                                     ------------    ------------    ------------    ------------

CONSOLIDATED BALANCE SHEET                                                    UNAUDITED
EXPRESSED IN UNITED STATES DOLLARS                                    -------------------------
                                                                               AS OF
                                                                      DECEMBER 31,  DECEMBER 31,
                                                                          2002         2001
                                                                      -----------   -----------
Cash and cash equivalents                                             $ 1,598,304   $ 5,891,038
Assets held for sale                                                    8,095,947   $ 6,355,036
Other current assets                                                      879,834   $ 4,811,115
Capital assets                                                         59,702,525   $52,535,420
Investments in and advances to oil and gas and other ventures - net       459,308   $   719,308
                                                                      -----------   -----------
Total Assets                                                          $70,735,918   $70,311,917
                                                                      ===========   ===========

Liabilities held for sale                                               2,351,965   $ 1,177,174
Other current liabilities                                               2,637,041   $ 1,289,682
Provision for future site restoration                                     122,290   $    64,290
Minority interest in subsidiaries                                       3,519,342   $ 1,981,191
Stockholders' equity                                                   62,105,280   $65,799,580
                                                                      -----------   -----------
Total liabilities and stockholders' equity                            $70,735,918   $70,311,917
                                                                      ===========   ===========